EXHIBIT 4.1

NEENAH PAPER, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK OR CANTON, MASSACHUSETTS THIS CERTIFIES THAT is the owner of NP COMMON STOCK FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 PER SHARE OF THE COMMON STOCK OF COUNTERSIGNED AND REGISTERED: EquiServe Trust Company, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE (Y) (Y) (Y) (Y) (Y) (Y) Neenah Paper, Inc. (Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y)(Y) CORPORATE SEAL DELAWARE X SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS CUSIP 640079 10 9 NEENAH PAPER, INC. (hereinafter called the OCorporationO) transferable on the books of the Corporation by said holder in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all said provisions. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. In Witness Whereof, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Dated CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER SECRETARY Colors Selected for Printing: Logo is a vector image, prints in PMS 293, PMS 7544 and black. Intaglio prints in SC-7 Dark Blue. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: J. DICKINSON 773-429-0698 / ETHER 19 / LIVE JOBS / N / NEENAH 17176 FC PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF SEPTEMBER 13, 2004 NEENAH PAPER, INC. TSB 17176 FC Operator: Ron / Teresa Rev. 1

     The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof authorized to be issued, so far as the same have been fixed, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent and Registrar.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act
		in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY
CHANGE WHATEVER.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Neenah Paper, Inc. (the “Company”) and EquiServe Trust Company, N.A. (the “Rights Agent”) dated as of               , 2004, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.